Exhibit 99.1

STEADFAST INCOME REIT, INC.
PURCHASE PLAN
This PURCHASE PLAN (this “Purchase Plan”) is hereby adopted by Ella S. Neyland (“Neyland”) this 15th day of November, 2012.
WHEREAS, Neyland is a member of the board of directors (the “Board”) of Steadfast Income REIT, Inc. (the “Issuer”) and serves as President of the Issuer and Steadfast Income Advisor, LLC, the Issuer’s external advisor (“Advisor”);
WHEREAS, Neyland desires to enter into this Purchase Plan to buy shares of common stock, par value $0.01 per share, of the Issuer (the “Stock”) on a quarterly basis pursuant to the Issuer’s registered public offering (Registration No. 333-160748) (the “Offering”) in accordance with the terms set forth herein;
WHEREAS, Neyland is compensated by Steadfast REIT Services, Inc. (“Steadfast”), an affiliate of the Advisor and Issuer, for serving as an officer of the Advisor; and
WHEREAS, Neyland desires to irrevocably instruct the Issuer to direct $5,529.60 of her net cash compensation, after taxes and other withholdings (“Allocated Cash Compensation”), to effect purchases of 600 shares of Stock in accordance with this Purchase Plan at a purchase price of $9.2160 per share.
NOW, THEREFORE, Neyland undertakes as follows:

1.
Neyland hereby instructs Steadfast to direct her Allocated Cash Compensation in order to effect purchases of shares of Stock on a quarterly basis in accordance with this Purchase Plan, beginning on November 15, 2012, and terminating on the Termination Date (defined below). All purchases of Stock made pursuant to this Purchase Plan shall be made on the first day of each fiscal quarter of the Issuer.

2.
Neyland hereby authorizes Steadfast Capital Markets Group, LLC, or any substitute or successor broker-dealer of record authorized to transact sales of the Stock, to facilitate the investment of all Allocated Cash Compensation directed to the Issuer in shares of Stock at a purchase price of $9.2160 per share, reflecting a purchase price as provided for in the prospectus relating to the Offering. In the event of an adjustment to the purchase price of Stock offered in the Offering, the Allocated Cash Compensation shall be adjusted such that 600 shares of Stock shall be purchased quarterly in accordance with this Purchase Plan.

3.	Neyland represents and warrants that:

(a)	an investment in shares of Stock is an appropriate and suitable investment for Neyland;

(b)	Neyland meets the Issuer’s suitability standards as set forth in the Issuer’s prospectus relating to the Offering; and

(c)	Neyland will notify Issuer in the event that she no longer meets the suitability standards set forth in the Issuer’s prospectus relating to the Offering.

4.
Neyland represents and warrants that, as of the date hereof, she is not aware of and does not possess any material, nonpublic information with respect to the Issuer or any securities of the Issuer (including the Stock) and is adopting this Purchase Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 and Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Exchange Act”).

5.
It is the intent of Neyland that this Purchase Plan comply with the requirements of Rule l0b5-1(c)(1) under the Exchange Act and that this Purchase Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c)(1).

6.	Neyland agrees to make all filings, if any, required under Sections 13(d), 13(g) and 16 of the Exchange Act.

7.
Neyland understands and agrees that she may not amend, substitute or otherwise alter any direction or instruction set forth in this Purchase Plan without the prior written consent of Issuer. Neyland further understands and agrees that she bears all legal and regulatory risks associated with any such amendment, substitution or alteration.

8.
This Purchase Plan shall terminate on the earlier of (A) the close of business on November 15, 2013, (B) the termination of the Offering, (C) any suspension of the Offering by the Board or any regulatory body, including but not limited to the Securities and Exchange Commission or any state securities commission, by stop-order or otherwise, (D) the date upon which the investment in the Stock hereunder, when combined with all other investments in the Stock by Neyland, would cause the number of shares of Stock owned by Neyland to exceed the ownership limits set forth in the Issuer’s charter; or (E) the termination of Neyland’s employment with Steadfast and its affiliates (collectively, A-E, the “Termination Date”).

9.	This Purchase Plan, shall be governed by and construed in accordance with the laws of the State of Maryland.

IN WITNESS WHEREOF, the undersigned have signed this Purchase Plan as of the date first written above.

STEADFAST INCOME REIT, INC.

By:	/s/ Rodney F. Emery
Name:	Rodney F. Emery
Title:	Chief Executive Officer

By:	/s/ Ella S. Neyland
Name:	Ella S. Neyland